As filed with the Securities and Exchange Commission on May 10, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RigNet, Inc.

(Exact name of registrant as specified in its character)

Delaware	76-0677208
(State or other jurisdiction of incorporation or organization)	I.R.S. Employer Identification Number

15115 Park Row Blvd., Suite 300

Houston, Texas 77084

(281) 674-0100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

William D. Sutton

15115 Park Row Blvd., Suite 300

Houston, Texas 77084

(281) 674-0100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Norton Rose Fulbright US LLP

1301 McKinney, Suite 5100

Houston, Texas 77010

(713) 651-5151

Attention: Brian Fenske

(Approximate date of commencement of proposed sale to the public): From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(4)
Primary Offering:
Senior Debt Securities
Subordinated Debt Securities
Common Stock, par value $.001 per share
Preferred Stock, par value $.001 per share
Warrants
Units
Total			$200,000,000(2)(3)	$23,180
Secondary Offering:
Common Stock of RigNet, Inc. by the selling stockholder, par value $.001 per share	4,750,000(5)	$17.70(6)	$84,075,000(6)	$9,745
Total				$32,925

(1)	With respect to the primary offering, there are being registered hereunder such indeterminate number of shares of common stock and preferred stock, such indeterminate number of warrants, such indeterminate number of units, such indeterminate principal amount of senior debt securities and such indeterminate principal amount of subordinated debt securities as shall have an aggregate initial offering price not to exceed $200,000,000. If any senior debt securities or subordinated debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $200,000,000, less the dollar amount of any securities previously issued hereunder. In general, the securities registered hereunder also include such indeterminate number of shares of common stock and preferred stock as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the antidilution provisions of any registered securities.
(2)	With respect to the primary offering, the proposed maximum offering price will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.
(3)	Estimated solely for the purpose of determining the registration fee in accordance with Rule 457 under the Securities Act.
(4)	Estimated pursuant to Rule 457(o) under the Securities Act based on the proposed maximum aggregate offering price.
(5)	In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares of common stock being registered for the selling stockholder hereunder include such indeterminate number of shares as may be issuable as a result of stock splits, stock dividends or similar transactions.
(6)	Estimated pursuant to Rule 457(c) under the Securities Act solely for the purpose of calculating the registration fee, based upon the average of the high and low sales prices of the Registrant’s common stock on May 9, 2017, as reported by The NASDAQ Stock Market.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated May 10, 2017

PROSPECTUS

RigNet, Inc.

$200,000,000

Senior Debt Securities

Subordinated Debt Securities

Common Stock

Preferred Stock

Warrants

Units

4,750,000 Shares of Common Stock Offered by the Selling Stockholder

This prospectus will allow us to issue up to an aggregate of $200,000,000 of our senior debt securities, subordinated debt securities, common stock, preferred stock, warrants and units from time to time at prices and on terms to be determined at or prior to the time of the offering. In addition, the selling stockholder named in this prospectus may offer and sell up to an aggregate of 4,750,000 shares of common stock, from time to time, on the terms described in this prospectus or in the applicable prospectus supplement, if any. We or the selling stockholder may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. If we or the selling stockholder offer and sell these securities to or through underwriters, dealers or agents, their names and other applicable details will be included in a prospectus supplement. This prospectus describes the general terms of these securities. The specific terms of any securities and the specific manner in which we will offer them will be included in a supplement to this prospectus relating to that offering.

We encourage you to carefully read this prospectus and any prospectus supplement before you invest in our securities. We also encourage you to read the documents we have referred you to in the “Where You Can Find More Information” section of this prospectus for information on us and for our financial statements. This prospectus may not be used to consummate sales of our securities unless accompanied by a prospectus supplement.

Our common stock is traded on The NASDAQ Global Select Market (“NASDAQ”) under the symbol “RNET”. On May 9, 2017, the last reported sale price of our common stock on NASDAQ was $17.05.

We urge you to carefully review and consider the information under the heading “Risk Factors” on page 2 of this prospectus and in the applicable prospectus supplement before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may sell the securities described in this prospectus in one or more offerings up to a total offering price of $200,000,000 and the selling stockholder named in this prospectus may sell up to 4,750,000 shares of common stock. This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell securities pursuant to this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. In addition, if the selling stockholder offer securities to or through underwriters, dealers or agents, their names and other applicable details will be included in a prospectus supplement. Any such prospectus supplement may also add, update or change information contained in this prospectus. You should read both the prospectus and any applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

We have not authorized any selling stockholder, dealer, salesman or other person to give you any information or to make any representations other than those contained in this prospectus and in the documents we incorporate into this prospectus. You should not rely on any information or representations that are not contained in this prospectus or in the documents we incorporate by reference.

This prospectus is not an offer to sell, or a solicitation of an offer to buy, the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. Delivery of this prospectus at any time does not imply that the information contained herein is correct as of any time subsequent to the date hereof.

As used in this prospectus, the terms “Company,” “we,” “our,” “ours” and “us” refer to RigNet, Inc. and its subsidiaries, except where the context otherwise requires or as otherwise indicated.

ABOUT RIGNET, INC.

We are a leading global provider of customized systems and solutions serving customers with complex data networking and operational requirements. We provide solutions ranging from fully-managed voice and data networks to more advanced applications that include video conferencing and monitoring, crew welfare, asset and weather monitoring and real-time data services under a multi-tenant revenue model. Our customers use our private extranet to manage information flows and execute mission-critical operations primarily in remote areas where conventional telecommunications infrastructure is either unavailable or unreliable. We offer our clients what is often the sole means of communications for their remote operations, including offshore and land-based drilling rigs, offshore and onshore production facilities, maritime vessels and regional support offices. As of December 31, 2016, we were the primary provider of remote communications and collaborative services to approximately 500 customers reaching approximately 900 remote sites located in approximately 50 countries on six continents. For the year ended December 31, 2016, our revenue generated from countries outside of the U.S. represented 70.1% of total revenue.

The emergence of highly sophisticated processing and visualization systems has allowed oil and gas and maritime companies to make decisions based on real-time information carried by our network from anywhere in the world. We deliver turn-key solutions and value-added services that simplify the management of multiple communications needs, allowing our customers to focus their attention on their core operations such as drilling, production, oilfield services and maritime operations. Our customer solutions enable broadband data, voice and video communications with quality, availability, security and scalability. Key aspects of our services include:

•	managed services solutions offered at a subscription rate generally through contracts with terms that typically range from one month to three years;

•	secure end-to-end Multi-Protocol Launch System (MPLS) global network to ensure greater network availability, faster troubleshooting and service restoration time, rapid integration of plug-and-play components and quality of service for various forms of data traffic;

•	a network designed to accommodate multiple customer groups resident at a site, including drilling contractors, exploration and production operators and oilfield service providers;

•	value-added services, such as wide-area network acceleration, asset and weather monitoring, Adaptive Video Intelligence supporting monitoring and remote presence and Wi-Fi hotspots, benefiting multiple tenants and customer groups at one site;

•	proactive network monitoring and management through network operations centers that actively manage network availability at all times and serve as in-bound call centers for troubleshooting, 24 hours per day, 365 days per year;

•	engineering and design services to develop solutions for customers;

•	systems integration services to design, assemble, install and commission turn-key solutions for customer communications systems; and

•	maintenance and support through geographically deployed engineering and service support teams as well as warehoused spare equipment inventories.

We procure bandwidth from tier 1 independent commercial satellite-services operators and terrestrial wireless and landline providers to meet the needs of our customers for end-to-end IP-based communications. This allows RigNet to provide Hybrid Network solutions which greatly improves network up-time by using multiple and diverse sources of bandwidth. We generally own the network infrastructure and communications equipment we install at remote sites as well as equipment co-located in third-party teleport facilities and data centers, all of which we procure through various equipment providers. By owning the network infrastructure and communications equipment on the customer premises, we are better able to select the optimal equipment for each customer solution as well as ensure the quality of our services.

Our principal executive offices are located at 15115 Park Row Blvd., Suite 300, Houston, Texas 77084. Our main telephone number is (281) 674-0100. Our Internet website is http://www.rig.net. Information contained on our website is not incorporated by reference in this prospectus and you should not consider information contained on our website as part of this prospectus.

RISK FACTORS

An investment in our securities involves risks. We urge you to carefully consider all of the information contained in or incorporated by reference in this prospectus and other information which may be incorporated by reference in this prospectus or any prospectus supplement as provided under “Incorporation of Certain Information by Reference,” including our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and the discussion of risk factors under “Risk Factors” in those reports. This prospectus also contains forward-looking statements that involve risks and uncertainties. Please read “Forward-Looking Statements.” Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks described elsewhere in this prospectus or any prospectus supplement and in the documents incorporated by reference into this prospectus or any prospectus supplement. If any of these risks occur, our business, financial condition or results of operation could be adversely affected.

FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and

Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements involve known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by those forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “could,” “should,” “would,” “expect,” “plan,” “budget,” “forecast,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” or the negative of such terms or other comparable terminology that convey uncertainty of future events or outcomes. You are cautioned that such forward-looking statements involve significant known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by those forward-looking statements.

These statements may include statements about:

•	new regulations, delays in drilling permits or other changes in the drilling industry;

•	competition and competitive factors in the markets in which we operate;

•	demand for our products and services;

•	the advantages of our services compared to others;

•	changes in customer preferences and our ability to adapt our product and services offerings;

•	our ability to develop and maintain positive relationships with our customers;

•	our ability to retain and hire necessary employees and appropriately staff our marketing, sales and distribution efforts;

•	our cash needs and expectations regarding cash flow from operations and capital expenditures;

•	our ability to manage and grow our business and execute our business strategy, including expanding our penetration of the U.S. and international onshore and offshore drilling rigs;

•	our strategy;

•	our resource reallocation activities and related expenses;

•	our financial performance, including our ability to expand Adjusted EDITDA through our operational leverage; and

•	the costs associated with being a public company.

The forward-looking statements contained in this prospectus and in the documents incorporated by reference into this prospectus are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect management’s best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties beyond our control. In addition, management’s assumptions may prove to be inaccurate. We caution you that the forward-looking statements contained in this prospectus and in the documents incorporated by reference into this prospectus are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or the forward-looking statements or events will occur. Future results may differ materially from those anticipated or implied in forward looking statements due to factors described under “Risk Factors” above and other factors that are unknown to us. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our future results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. The forward-looking statements speak only as of the date made, and other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities being offered under this prospectus. This prospectus, which is included in the registration statement, does not contain all of the information in the registration statement. For further information regarding the Company and our securities, please see the registration statement and our other filings with the SEC, including our annual, quarterly and current reports and proxy statements, which you may read and copy at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information about the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public on the SEC’s Internet website at http://www.sec.gov. Our Internet website address is http://www.rig.net. Information contained on our website is not part of this prospectus, unless specifically so designated and filed with the SEC.

We furnish holders of our common stock with annual reports containing audited financial statements prepared in accordance with accounting principles generally accepted in the United States following the end of each fiscal year. We file reports and other information with the SEC pursuant to the reporting requirements of the Exchange Act. Our common stock is listed on NASDAQ, and we are required to file reports, proxy statements and other information with NASDAQ.

Descriptions in this prospectus of documents are intended to be summaries of the material, relevant portions of those documents, but may not be complete descriptions of those documents. For complete copies of those documents, please refer to the exhibits to the registration statement and other documents filed by us with the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with the SEC, which means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to those documents. The information incorporated by reference is an important part of this prospectus and later information that we file with the SEC will automatically update and supersede this information. Therefore, before you decide to invest in a particular offering under this shelf registration, you should always check for reports we may have filed with the SEC after the date of this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until the applicable offering under this prospectus and any applicable prospectus supplement is terminated, other than information furnished to the SEC under Item 2.02 or 7.01 of Form 8-K and which is not deemed filed under the Exchange Act and is not incorporated in this prospectus:

•	Our Annual Report on Form 10-K for our fiscal year ended December 31, 2016, filed with the SEC on March 6, 2017;

•	Our Quarterly Report on Form 10-Q filed with the SEC on May 8, 2017;

•	Our Current Reports on Form 8-K filed with the SEC on January 30, 2017, March 21, 2017, March 31, 2017 and May 4, 2017; and

•	The description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on December 10, 2010.

We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (other than certain exhibits to such documents not specifically incorporated by reference). Requests for such copies should be directed to:

RigNet, Inc.

15115 Park Row Boulevard, Suite 300

Houston, Texas 77084-4947

(281) 674-0100

Attention: Corporate Secretary

USE OF PROCEEDS

Unless we inform you otherwise in the applicable prospectus supplement, we may use the net proceeds from the sale of the offered securities for various business purposes, including strategic acquisitions, capital expenditures, working capital, the repurchase and redemption of our securities and other general corporate purposes. From time to time, we may invest any such proceeds in short-term marketable securities. We may elect to use the proceeds from the sale of the offered securities to acquire assets and businesses in the telecommunications industry that from time to time become available to us provided that such acquisitions are deemed to be in the best interests of our Company and our stockholders by our Board of Directors.

Selling stockholder may offer and sell up to an aggregate of 4,750,000 shares of our common stock from time to time under this prospectus. We will not receive proceeds of any sale of securities by a selling stockholder.

RATIO OF EARNINGS TO FIXED CHARGES AND

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS

We have computed the following ratio of earnings to fixed charges for each of the following periods on a consolidated basis. You should read the following ratio in conjunction with our consolidated financial statements and the notes to those financial statements that are incorporated by reference in this prospectus. The ratio of earnings to combined fixed charges and preference dividends for the periods presented is the same as the ratio of earnings to fixed charges since we have no outstanding preferred stock and, therefore, no dividend requirements.

	Three Months Ended March 31,		Year Ended December 31,
	2017		2016		2015		2014	2013	2012
Ratio of Earnings to Fixed Charges(1)	—	(2)	—	(3)	—	(4)	15.0	11.9	13.8

(1)	In calculating the ratio of earnings to fixed charges, “earnings” consist of pretax income (loss) before adjustment for noncontrolling interests in consolidated subsidiaries or income or loss from equity investees, plus fixed charges, plus distributed income of equity investees, less the noncontrolling interest in pre-tax income of subsidiaries that have no incurred fixed charges. “Fixed charges” represent interest incurred and amortization of debt costs.
(2)	Due to our loss in the first quarter of 2017, the ratio coverage was less than 1:1. We would have needed to generate additional earnings of approximately $1.6 million to achieve a coverage ratio of 1:1.
(3)	Due to our loss in 2016, the ratio coverage was less than 1:1. We would have needed to generate additional earnings of approximately $5.5 million to achieve a coverage ratio of 1:1.
(4)	Due to our loss in 2015, the ratio coverage was less than 1:1. We would have needed to generate additional earnings of approximately $14.2 million to achieve a coverage ratio of 1:1.

PLAN OF DISTRIBUTION

We may use this prospectus and any accompanying prospectus supplement to sell our securities from time to time as follows:

•	directly to purchasers;

•	through agents;

•	through underwriters;

•	through dealers; and

•	through any other method permitted by applicable law.

We, or agents designated by us, may directly solicit, from time to time, offers to purchase our securities. Any such agent may be deemed to be an underwriter as that term is defined in the Securities Act. We will name the agents involved in the offer or sale of our securities and describe any commissions payable by us to these agents in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, these agents will be acting on a best efforts basis for the period of their appointment. The agents may be entitled under agreements which may be entered into with us to indemnification by us against specific liabilities, including liabilities under the Securities Act. The agents may also be our customers or may engage in transactions with or perform services for us in the ordinary course of business.

If we utilize any underwriters in the sale of our securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement with those underwriters at the time of sale to them. We will set forth the names of these underwriters and the terms of the transaction in the applicable prospectus supplement, which will be used by the underwriters to make resales of our securities in respect of which this prospectus is delivered to the public. We may indemnify the underwriters under the relevant underwriting agreement against specific liabilities, including liabilities under the Securities Act. The underwriters may also be our customers or may engage in transactions with or perform services for us in the ordinary course of business.

If we utilize a dealer in the sale of our securities in respect of which this prospectus is delivered, we will sell those securities to the dealer, as principal. The dealer may then resell those securities to the public at varying prices to be determined by the dealer at the time of resale. We may indemnify the dealers against specific liabilities, including liabilities under the Securities Act. The dealers may also be our customers or may engage in transactions with, or perform services for us in the ordinary course of business.

To the extent that we make sales through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at-the-market offering arrangement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to any such agreement, we will issue and sell securities through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The agreement will provide that any securities sold will be sold at prices related to the then-prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time. Pursuant to the terms of the agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other securities. The terms of any such agreement will be set forth in more detail in a prospectus supplement to this prospectus. In the event that any underwriter or agent acts as principal or broker-dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain or otherwise affect the price of our securities. We will describe any such activities in the prospectus supplement relating to the transaction.

The place and time of delivery for our securities in respect of which this prospectus is delivered will be set forth in the applicable prospectus supplement.

SELLING STOCKHOLDER

We are registering 4,750,000 shares of common stock to permit the stockholder listed in the table below, which we refer to as the selling stockholder, and its permitted assigns who or that receive their shares after the date of this prospectus, to resell the shares in the manner contemplated under “Distribution by Selling Stockholder.”

The following table sets forth the number of shares of common stock owned by the selling stockholder prior to this offering, the number of shares of common stock to be offered for sale by the selling stockholder in this offering, the number of shares of common stock to be owned by the selling stockholder after completion of the offering and the percentage of common stock to be owned by the selling stockholder after given effect to the completion of the offering as of the date hereof. We have prepared the table based on information given to us by, or on behalf of, the selling stockholder on or before May 5, 2017. Information about the selling stockholder may change over time. Any changed information given to us by the selling stockholder will be set forth in prospectus supplements or amendments to this prospectus if any and when necessary. The registration of these shares does not necessarily mean that the selling stockholder will sell all or any of the shares.

Selling Stockholder	Number of Shares of Common Stock Beneficially Owned Prior to the Offering(1)		Number of Shares of Common Stock that may be Offered(1)(2)	Shares of Common Stock Beneficially Owned After the Offering(2)	Percentage of Outstanding Shares of Common Stock After the Offering (%)(2)
Digital Investments LP	4,750,000	(3)	4,750,000	—	—
Total	4,750,000		4,750,000	—	—

(1)	The beneficial ownership of our common stock by the selling stockholder set forth in the table is determined as of May 5, 2017 in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.
(2)	We do not know when or in what amount the selling stockholder will offer shares for sale, if at all. The selling stockholder may sell any or all of the shares covered by this prospectus. Because the selling stockholder may offer all or some of the shares from time to time pursuant to this prospectus, we cannot estimate the number of shares that will be held by the selling stockholder after completion of the offering. However, for purposes of this table, we have assumed that after completion of the offering, none of the shares covered by this prospectus will be held by the selling stockholder.
(3)	The 4,750,000 shares of Common Stock are held directly by Digital Investments LP. Digital Investments GP is the general partner of Digital Investments LP. KKR European Fund III Limited Partnership is the sole shareholder of Digital Investments GP. KKR Associates Europe III Limited Partnership is the general partner of KKR European Fund III Limited Partnership and KKR Europe III Limited is the general partner of KKR Associates Europe III Limited Partnership. KKR Fund Holdings L.P. is the sole shareholder of KKR Europe III Limited. KKR Fund Holdings GP Limited is a general partner of KKR Fund Holdings L.P. KKR Group Holdings L.P. is the sole shareholder of KKR Fund Holdings GP Limited and a general partner of KKR Fund Holdings L.P. KKR Group Holdings Limited is the general partner of KKR Group Holdings L.P. KKR & Co. L.P. is the sole shareholder of KKR Group Holdings Limited. KKR Management L.P. is the general partner of KKR & Co. L.P. Messrs. Henry R. Kravis and George R. Roberts are the designated members of KKR Management LLC. In such capacities, each of the entities and individuals referenced in this paragraph may also be deemed to be the beneficial owners having shared voting power and shared investment power with respect to the securities as described above. The address of each such entity and individual (except Mr. Roberts) is c/o Kohlberg Kravis Roberts & Co. L.P., 9 West 57th Street, Suite 4200, New York, NY 10019. The address of Mr. Roberts is c/o Kohlberg Kravis Roberts & Co. L.P., Suite 2800, Sand Hill Road, Suite 200, Menlo Park, CA 94025.

DISTRIBUTION BY SELLING STOCKHOLDER

Selling stockholder may use this prospectus in connection with sales of up to 4,750,000 shares of our common stock from time to time in one or more transactions (which may involve block transactions). Sales of shares by the selling stockholder pursuant to this prospectus may, from time to time, be made on any stock exchange, market or trading facility on which the shares are traded or in private transactions. Sales may be made directly or through agents designated from time to time, or through dealers or underwriters to be designated or in negotiated transactions. We will not receive any of the proceeds from the sale by the selling stockholder of the shares of common stock. We will bear all of our fees and expenses incident to the registration of the shares of common stock.

The selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. In particular, the selling stockholder (including any of its donees, pledges, transferees or other successors-in-interest) may sell or distribute the shares, from time to time, by any one or more of the following methods:

•	through a firm commitment or best efforts underwriting,

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale or in the over-the-counter market,

•	through a block trade (which may involve crosses) in which the seller’s broker or dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction,

•	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share,

•	through the lending of such securities,

•	through the distribution of such securities by the selling shareholders to their partners, members or shareholders,

•	through purchases by a broker or dealer as principal and resale by the broker or dealer for their account pursuant to this prospectus,

•	through exchange distributions and/or secondary distributions or in the over-the-counter market in accordance with the rules of NASDAQ or the applicable exchange,

•	through ordinary brokerage transactions and transactions in which the broker solicits purchasers,

•	through privately negotiated transactions,

•	through put or call option transactions,

•	by pledge to secure debts and other obligations or on foreclosure of a pledge, through short sales,

•	through a combination of any such methods of sale, or

•	through any other method permitted by applicable law.

The selling stockholder may decide not to sell any shares of common stock. The selling stockholder may sell all or a portion of the shares beneficially owned by it and offered hereby from time to time directly to other purchasers or through one or more agents, underwriters or broker-dealers. Any selling agent, underwriter or broker-dealer may receive compensation in the form of discounts, concessions or commissions from the selling stockholder, from purchasers of shares for whom it acts as an agent, or from both sources. That compensation may be in excess of customary commissions. The selling stockholder and any broker-dealers, agents and underwriters that participate in the distribution of the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with the sales. Any commissions or concessions, and any profits on the sale of shares and any discounts, received by the selling stockholder and any such broker-dealers, agents or underwriters may be deemed to be underwriting discounts and commissions. Because the selling stockholder and any broker, dealer or agent may be deemed to be an “underwriter” within the meaning of the Securities Act, the selling stockholder and any broker, dealer or agent may be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of the Securities Act (including, without limitation, Sections 11, 12 and 17 thereof) and Rule 10b-5 under the Securities Exchange Act.

As of the date of this prospectus, we have not engaged any underwriter, broker, dealer or agent in connection with any distribution of securities pursuant to this prospectus by the selling stockholder. Upon our notification by the selling stockholder that any material arrangement has been entered into by the selling stockholder with an underwriter or broker-dealer (or if we enter into such an agreement) for the sale of shares through a sale on NASDAQ, a privately negotiated transaction, a block trade, a purchase of shares by an underwriter or broker-dealer or through another of the manners of offer and sale described above, we will file an amendment to this prospectus or a supplemental prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing certain material information, including:

•	the name of the selling stockholder;

•	the number of shares being offered;

•	the number of shares being offered;

•	the names of the participating underwriters, broker-dealers or agents;

•	any discounts, commissions or other compensation paid to underwriters or broker-dealers and any discounts, commissions or concessions allowed or reallowed or paid by any underwriters to dealers;

•	the public offering price; and

•	other material terms of the offering.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

The selling stockholder may also sell shares of common stock covered by this prospectus pursuant to Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus. In addition, the selling stockholder may transfer the shares of common stock by other means not described in this prospectus, including, among other things, through distributions to the selling stockholder’s general partners and/or limited partners.

Underwriters and purchasers that are deemed underwriters under the Securities Act may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock, including the entry of stabilizing bids or syndicate covering transactions or the imposition of penalty bids. The selling stockholder and any other person participating in the sale or distribution of the shares of common stock will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder (including, without limitation, Regulation M of the Exchange Act), which may restrict certain activities of, and limit the timing of purchases and sales of any of the shares of common stock by, the selling stockholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making and certain other activities with respect to the shares of common stock. In addition, the anti-manipulation rules under the Exchange Act may apply to sales of the shares of common stock in the market. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all of our expenses relating to the registration of the shares of common stock, including, SEC filing fees The selling stockholder will pay all underwriting discounts, selling commissions and any related charges applicable to its sale of the shares of common stock.

At any time a particular offer of the shares of common stock is made by the selling stockholder or its donees, pledgees, transferees or other successors-in-interest, a revised prospectus or prospectus supplement, if required, will be distributed. Such prospectus supplement and related post-effective amendment, if required, will be filed with the SEC to reflect the disclosure of any required additional information with respect to the distribution of the shares of common stock. We may suspend the sale of shares by the selling stockholder pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.

DESCRIPTION OF DEBT SECURITIES

The following description sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. Other terms, and the particular terms of a specific series of debt securities (which differ from the terms described below), will be described in the prospectus supplement relating to that series. The debt securities will be senior debt securities or subordinated debt securities. The senior debt securities will be issued under an indenture (the “Senior Indenture”), to be entered into between us and a trustee named in the applicable prospectus supplement, as trustee (the “Senior Trustee”), and the subordinated debt securities will be issued under a separate indenture (the “Subordinated Indenture”) to be entered into between us and a trustee to be named in the applicable prospectus supplement, as trustee (the “Subordinated Trustee”). The term “Trustee” used in this prospectus shall refer to the Senior Trustee or the Subordinated Trustee, as appropriate. The Senior Indenture and the Subordinated Indenture are sometimes collectively referred to herein as the “Indentures” and individually as “Indenture.” The Indentures are subject to and governed by the Trust Indenture Act of 1939, as amended (the “TIA”), and may be supplemented from time to time following execution. The Senior Indenture and the Subordinated Indenture are substantially identical, except for the provisions relating to subordination, which are included only in the Subordinated Indenture.

The terms of the debt securities include those stated in the applicable Indenture and those made part of the Indenture by reference to the TIA. The debt securities are subject to all of those terms, and holders of debt securities are referred to the applicable Indenture and the TIA for a statement of those terms.

The statements set forth below in this section are brief summaries of certain provisions contained in the Indentures, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the Indentures, including the definitions of certain terms therein, and the TIA. Capitalized terms used in this section and not otherwise defined in this section will have the respective meanings assigned to them in the Indentures.

General

The debt securities will be our direct, unsecured obligations. The indebtedness represented by the senior debt securities will rank equally with all of our other unsecured and unsubordinated indebtedness. The indebtedness represented by the subordinated debt securities will be subordinated in right of payment to the prior payment in full of all of our senior debt as described below under “Subordination.”

A prospectus supplement, the applicable Indenture and the supplemental indenture, if any, relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the form and title of the debt securities and whether the debt securities are senior debt securities or subordinated debt securities;

•	the aggregate principal amount of the debt securities and any limit on the aggregate principal amount;

•	the issue price or prices of originally issued debt securities, expressed as a percentage of the principal amount, and the original issue date;

•	the person or entity to whom any interest on the debt securities shall be payable, if other than the person or entity in whose name that debt security is registered at the close of business on the regular record date for such interest;

•	the date or dates on which the debt securities will be issued and on which principal of, and premium, if any, on, the debt securities is payable or the method of determination thereof;

•	the rate or rates (which may be fixed or variable, or combination thereof) at which the debt securities shall bear interest, if any, or the method of determination thereof, the date or dates from which any such interest shall accrue, or the method of determination thereof, the interest payment dates on which any such interest shall be payable and the regular record date for any such interest payable on any interest payment date;

•	the place or places where the principal of and any premium and interest on the debt securities shall be payable, the debt securities may be surrendered for registration or transfer, the debt securities may be surrendered for exchange, and notices and demands to or upon us in respect of the debt securities and the Indenture may be served;

•	the period or periods, if any, within which, the price or prices at which and the terms and conditions upon which the debt securities may be redeemed, in whole or in part, at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities shall be evidenced;

•	the obligation, if any, and the option, if any, of the Company to redeem, purchase or repay the debt securities pursuant to any sinking fund or analogous provisions or upon the happening of a specified event or at the option of the holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which the debt securities shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation or option;

•	if other than a denomination equal to $2,000 or an integral multiple of $1,000 in excess thereof the denominations in which the debt securities shall be issuable;

•	if the debt securities will be issued in registered or bearer form or both and, if in bearer form, the related terms and conditions and any limitations on issuance of such bearer debt securities (including exchange for registered debt securities of the same series);

•	if the amount of principal of or any premium or interest on the debt securities may be determined with reference to an index including an index based on a currency or currencies other than in which the debt securities are payable or pursuant to a formula, the manner in which such amounts shall be determined;

•	if other than the currency of the United States of America, the currency, currencies or currency units in which the principal of or any premium or interest on the debt securities shall be denominated, payable, redeemable or purchasable and the manner of determining the equivalent thereof in the currency of the United States of America for any purpose;

•	if the principal of or any premium or interest on the debt securities is to be payable, redeemable or purchasable, at our election or the election of the holder thereof, in one or more currencies or currency units other than that or those in which such debt securities are stated to be payable, redeemable, or purchasable, the currency, currencies or currency units in which the principal of or any premium or interest on such debt securities as to which such election is made shall be payable, redeemable or purchasable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable, redeemable or purchasable (or the manner in which such amount shall be determined);

•	if other than the entire principal amount thereof, the portion of the principal amount of the debt securities which shall be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy or the method of determination thereof;

•	if the principal amount payable at the stated maturity of the debt securities will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose thereunder or hereunder, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined);

•	if applicable, that the debt securities, in whole or any specified part, shall be defeasible, and if other than as described below under “Defeasance,” the terms and conditions upon which and the manner in which the debt securities may be defeased or discharged, and, if other than by a board resolution, the manner in which any election by us to defease or discharge the debt securities shall be evidenced;

•

if applicable, that the debt securities shall be issuable in whole or in part in the form of one or more global securities and, in such case, the respective depositaries for such global securities, the form of any legend or legends which shall be borne by any such global security, information with respect to book-entry procedures, and any circumstances in which any such global security may be exchanged in whole or in part for debt securities registered, and any transfer of such global security in whole or in part may be registered, in the name or names of persons or entities other than the depositary for such global security or a nominee thereof;

•	any special tax implications of the debt securities, including provisions for issue discount debt and the related yield to maturity, if offered;

•	any deletion from, addition to or change in the Events of Default which applies to the debt securities and any change in the right of the Trustee or the requisite holders of the debt securities to declare the principal amount thereof due and payable;

•	any addition to or change in the Events of Default, covenants or subordination provisions which applies to the debt securities or in any defined term used in such provisions;

•	our right, if any, to defer payments of interest by extending the interest payment periods and specify the duration of such extension, the interest payment dates on which such interest shall be payable and whether and under what circumstances additional interest on amounts deferred shall be payable;

•	if other than the Trustee, the identity of any other trustee, the security registrar and any paying agent or other agent; and

•	provisions regarding the convertibility or exchangeability of the debt securities;

•	provisions relating to the modification of the terms of the debt securities or the rights of holders thereof;

•	any other terms of the debt securities of the series (which terms shall not be inconsistent with the provisions of the Indenture, as amended or supplemented).

The debt securities of a series may be issued in registered, coupon or global form and will be denominated in an amount equal to all or a portion of the aggregate principal amount of those debt securities. See “Global Debt Securities.”

Denominations

Unless otherwise indicated in any applicable prospectus supplement, the debt securities of any series will be issued only in fully registered form in a denomination equal to $2,000 or an integral multiple of $1,000 in excess thereof.

Global Debt Securities

Certain series of the debt securities may be issued as permanent global debt securities to be deposited with a depositary with respect to that series. Unless otherwise indicated in the applicable prospectus supplement, the following is a summary of the depository arrangements applicable to debt securities issued in permanent global form and for which The Depository Trust Company, or DTC, acts as depositary.

Each global debt security will be deposited with, or on behalf of, DTC, as depositary, or its nominee and registered in the name of a nominee of DTC. Except under the limited circumstances described below, global debt securities are not exchangeable for definitive certificated debt securities.

Ownership of beneficial interests in a global debt security is limited to institutions that have accounts with DTC or its nominee (“participants”) or persons that may hold interests through participants. In addition, ownership of beneficial interests by participants in a global debt security will be evidenced only by, and the transfer of that ownership interest will be effected only through, records maintained by DTC or its nominee for a global debt security. Ownership of beneficial interests in a global debt security by persons that hold through participants will be evidenced only by, and the transfer of that ownership interest within that participant will be effected only through, records maintained by that participant. DTC has no knowledge of the actual beneficial owners of the debt securities. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participants through which the beneficial owners entered the transaction. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a global debt security.

Payment of principal of, and interest on, debt securities represented by a global debt security registered in the name of or held by DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner and holder of the global debt security representing the debt securities. We expect that upon receipt of any payment of principal of, or interest on, a global debt security, DTC will immediately credit accounts of participants on its book-entry registration and transfer system with payments in amounts proportionate to their respective beneficial interests in the principal amount of that global debt security as shown in the records of DTC. Payments by participants to owners of beneficial interests in a global debt security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the sole responsibility of those participants, subject to any statutory or regulatory requirements that may be in effect from time to time.

Neither we, any trustee nor any of our respective agents will be responsible for any aspect of the records of DTC, any nominee or any participant relating to, or payments made on account of, beneficial interests in a permanent global debt security or for maintaining, supervising or reviewing any of the records of DTC, any nominee or any participant relating to such beneficial interests.

A global debt security is exchangeable for definitive debt securities registered in the name of, and a transfer of a global debt security may be registered to, any person other than DTC or its nominee, only if:

•	DTC notifies us that it is unwilling or unable to continue as depositary for that global debt security or at any time DTC ceases to be registered under the Exchange Act;

•	we determine in our discretion that the global debt security shall be exchangeable for definitive debt securities in registered form; or

•	there shall have occurred and be continuing an event of default or an event which, with notice or the lapse of time or both, would constitute an event of default under the debt securities.

Any global debt security that is exchangeable pursuant to the preceding sentence will be exchangeable in whole for definitive debt securities in registered form, of like tenor and of an equal aggregate principal amount as the global debt security, in a denomination equal to $2,000 or an integral multiple of $1,000 in excess thereof. The definitive debt securities will be registered by the registrar in the name or names instructed by DTC. We expect that these instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global debt security.

Except as provided above, owners of the beneficial interests in a global debt security will not be entitled to receive physical delivery of debt securities in definitive form and will not be considered the holders of debt securities for any purpose under the indentures. No global debt security shall be exchangeable except for another global debt security of like denomination and tenor to be registered in the name of DTC or its nominee. Accordingly, each person owning a beneficial interest in a global debt security must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the global debt security or the Indentures.

We understand that, under existing industry practices, in the event that we request any action of holders, or an owner of a beneficial interest in a global debt security desires to give or take any action that a holder is entitled to give or take under the debt securities or the indentures, DTC would authorize the participants holding the relevant beneficial interest to give or take that action, and those participants would authorize beneficial owners owning through those participants to give or take that action or would otherwise act upon the instructions of beneficial owners owning through them.

DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in those securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Payment and Transfer

Unless otherwise indicated in the applicable prospectus supplement, principal of, and interest and any premium on, our fully registered debt securities will be paid at designated places. Payment will be made by check and mailed to the persons in whose names our debt securities are registered on days specified in the applicable indenture or any prospectus supplement. Debt securities payments in other forms will be paid at a place designated by us and specified in a prospectus supplement.

Fully registered securities may be transferred or exchanged at the corporation trust office of the applicable Trustee or at any other office or agency maintained by us for such purposes, without the payment of any service charge except for any tax or governmental charge.

Covenants

Under the Indentures, we have agreed to:

•	pay the principal of, and interest and any premium on, the debt securities when due;

•	maintain a place of payment;

•	deliver an officer’s certificate to the Trustee within 150 days after the end of each fiscal year reviewing our obligations under the Indentures;

•	deposit sufficient funds with any paying agent on or before the due date for any payment of principal, interest or premium; and

•	do or cause to be done all things necessary to preserve and keep in full force and effect our corporate existence, subject to certain permitted transactions described below under “—Consolidation, Merger, Conveyance, Transfer or Lease”.

Consolidation, Merger, Conveyance, Transfer or Lease

The Indentures contain covenants stating that we shall not consolidate with or merge into any other corporation or entity or convey, transfer or lease (as lessor) our properties and assets as, or substantially as, an entirety to another corporation or entity, unless:

•

in the case of a merger, we are the surviving entity or else the corporation or entity formed by such consolidation or into which we are merged or the corporation or entity which acquires by conveyance or transfer, or which leases, our properties and assets as, or substantially as, an entirety shall (i) be a corporation or partnership, (ii) be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and (iii) expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest on all of the applicable series of debt securities and the performance or observance of every covenant of the Indenture applicable thereto and to be performed or observed by us;

•	immediately after giving effect to such transaction, no Event of Default (as defined in the Indenture) with respect to the applicable series of debt securities, and no event which, after notice or lapse of time or both, would become such an Event of Default, shall exist; and

•	we have delivered to the Trustee an officer’s certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, each of the following events will be an Event of Default under an Indenture with respect to any series of debt securities issued under that Indenture:

•	failure to pay principal of (or premium, if any, on) any debt security of the series when due;

•	failure to deposit a sinking fund or any other such analogous required payment, if any, when due by the terms of a debt security of the series;

•	failure to pay any interest on any debt security of the series when due, continued for 30 days;

•	failure to perform or comply with any covenant in the applicable Indenture or related supplemental indenture, continued for 90 days after written notice as provided in the Indenture;

•	certain events in bankruptcy, insolvency or reorganization affecting us; and

•	any other Event of Default set forth in the applicable indenture or supplemental indenture relating to the debt securities of that series.

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under an Indenture. The applicable Trustee may withhold notice to the holders of a series of debt securities of any default, except payment defaults on those debt securities, if it considers such withholding to be in the interest of the holders.

If an Event of Default occurs and is continuing, then the applicable Trustee or the holders of a specified percentage in aggregate principal amount of the outstanding debt securities of that series may declare the entire principal amount of the debt securities of that series to be due and payable immediately; provided, however, that the holders of a majority of the aggregate principal amount of the debt securities of that series may, under certain circumstances, rescind and annul the declaration.

Subject to provisions in each Indenture relating to its duties in case an Event of Default shall have occurred and be continuing, no Trustee will be under an obligation to exercise any of its rights or powers under that Indenture at the request, order or direction of any holders of debt securities then outstanding under that Indenture, unless the holders shall have offered to the applicable Trustee reasonable indemnity. If such reasonable indemnity is provided, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable Trustee or exercising any power conferred on the Trustee, for any series of debt securities.

Defeasance

When we use the term “defeasance,” we mean a discharge from some or all of our obligations under the applicable Indenture. We may choose to either discharge our obligations on the debt securities of any series in a legal defeasance, or to be released from covenant restrictions on the debt securities of any series in a covenant defeasance. We may do so at any time on the 91st day after we irrevocably deposit with the applicable trustee sufficient cash or government securities to pay the principal, interest, any premium and any other amounts due on the stated maturity date or a redemption date of the debt securities of the series. If we choose the legal defeasance option, the holders of the debt securities of the series will not be entitled to the benefits of the applicable Indenture, except for certain obligations, including obligations to register the transfer or exchange of debt securities, to replace lost, stolen or mutilated debt securities, maintain a place of payment and certain other obligations set forth in the Indenture.

We may discharge our obligations under the Indentures or be released from covenant restrictions only if we meet certain requirements. Among other things, we must deliver to the Trustee an opinion of our legal counsel to the effect that holders of the series of debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. In the case of legal defeasance only, this opinion must be based on either a ruling received from or published by the Internal Revenue Service or a change in United States federal income tax law since the date of the Indenture. We may not have a default on the debt securities discharged existing on the date of deposit.

Subordination

Debt securities of a series may be subordinated to our “Senior Indebtedness,” which we define generally as money borrowed, including guarantees of payment, by us that is not expressly subordinate or junior in right of payment to any of our other indebtedness. However, “Senior Indebtedness” does not include any of our debt owed or owing to a subsidiary, debt to trade creditors or any liability for taxes owned or owing by us. Subordinated debt securities will be subordinate in right of payment, to the extent and in the manner set forth in the indenture, and related supplemental indenture, and the prospectus supplement relating to such series, to the prior payment of all of our indebtedness that is designated as “Senior Indebtedness” with respect to the series. Under a subordinated indenture, payment of the principal, interest and premium, if any, on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all senior debt. The Subordinated Indenture will provide that no payment of principal, interest and any premium on the subordinated debt securities may be made in the event:

•	we fail to pay the principal, interest, premium, if any, or any other amounts on any senior debt when due; or

•	any other default on Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless, in either case, the default has been cured or waived and any such acceleration has been rescinded or such Senior Indebtedness has been paid in full in cash

Upon any payment or distribution of our assets to creditors upon a total or partial liquidation or a total or partial dissolution or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding, holders of our Senior Indebtedness shall be entitled to receive payment in full in cash of such Senior Indebtedness (including interest, if any, accruing on or after the commencement of such a proceeding, whether or not allowed as a claim against us in such proceeding) before holders of subordinated debt securities shall be entitled to receive any payment of principal of, or premium, if any, or interest on, such subordinated debt securities.

Modification and Waiver

Under the Indentures, we and the applicable trustee may supplement the Indentures for certain purposes without the consent of the holders of debt securities. Under the Indentures, we and the applicable trustee may also modify the Indentures or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under the Indenture. However, the Indentures require the consent of each holder of debt securities that would be affected by any modification which would:

•	change the maturity of the principal of, or any installment of principal of or interest, if any, on, any debt securities of any series, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or reduce the amount of the principal of an original issue discount security or any other debt security which would be due and payable upon a declaration of acceleration of the maturity thereof, or change our obligation to maintain an office or agency for payment of any debt securities of any series and the other matters specified therein, or the coin or currency in which any debt security of any series is payable, or impair the right to institute suit for the enforcement of any such payment on or after the maturity thereof (or, in the case of redemption, on or after the redemption date), or alter the method of computation of interest;

•	reduce the percentage in principal amount of the outstanding securities of any debt securities of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences) provided for in the Indenture;

•	modify any of the provisions of the Indenture relating to the execution of supplemental indentures with the consent of holders of debt securities of any series as set forth therein or modify any provisions relating to the waiver by holders of debt securities of any series of past defaults and covenants, except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each outstanding debt security of any series affected thereby, with certain limited exceptions; or

•	make any change to the subordination provisions that adversely affects the rights of any holder of any debt securities of any series thereunder.

The indentures permit the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under the indenture which is affected by the modification or amendment to waive our compliance with certain covenants contained in the Indentures.

No Individual Liability of Officers, Directors, Employees or Stockholders

No director, officer, employee or stockholder, as such, of ours or any of our affiliates shall have any personal liability in respect of our obligations under any Indenture or the debt securities by reason of his, her or its status as such.

Governing Law

The Indentures and debt securities will be governed by and construed in accordance with the laws of the State of New York

DESCRIPTION OF CAPITAL STOCK

AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

The following is a description of our capital stock and a summary of the rights of our stockholders and provisions pertaining to indemnification of our directors and officers. You should also refer to our Amended and Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws, as amended, which are incorporated by reference in this prospectus, and to Delaware law.

General

The Company has an authorized capitalization of 200,000,000 shares of capital stock, consisting of 190,000,000 shares of common stock, par value $.001 per share, and 10,000,000 shares of undesignated preferred stock, par value $.001 per share. We have a total of 2,445,246 shares of our common stock reserved and remaining to be issued for grants of options and restricted stock awards under our stock plans. As of May 8, 2017, there were 18,033,729 shares of common stock, and no shares of preferred stock outstanding. As of such date, there were 88 holders of record of common stock. The actual number of stockholders is greater than this number of record holders, and includes stockholders who are beneficial owners but whose shares are held in street name by brokers and other nominees.

Common Stock

Subject to the prior or special rights of holders of shares of preferred stock:

Dividends. The holders of shares of common stock are entitled to any dividends that may be declared by our board of directors out of legally available funds;

Liquidation, Dissolution or Winding Up. In the event of a liquidation, dissolution or winding up of the Company, the holders of shares of our common stock are entitled upon liquidation to share ratably in all assets remaining after payment of liabilities and the satisfaction of the liquidation preferences of any outstanding shares of preferred stock;

Redemption. The holders of shares of our common stock are not subject to, or entitled to the benefits of, any redemption or sinking fund provision;

Conversion. No holder of common stock has the right to convert or exchange any such shares with or into any other shares of capital stock of the Company;

Preemptive Rights. No holder of common stock has preemptive rights; and

Voting. Each share of common stock entitles the holder thereof to one vote, in person or by proxy, on all matters submitted to a vote of stockholders generally. Voting is non-cumulative. The outstanding shares of our common stock are fully paid and non-assessable. Except as specifically provided in the Delaware General Corporation Law (the “DGCL”) or in the Company’s certificate of incorporation or bylaws, the affirmative vote required for stockholder action shall be that of a majority of the shares present in person or represented by proxy at the meeting (as counted for purposes of determining the existence of a quorum at the meeting). Directors are elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors.

Preferred Stock

The following description of the terms of the preferred stock sets forth the general terms and provisions of the preferred stock to which any prospectus supplement may relate. Other terms of any series of the preferred stock offered by any prospectus supplement will be described in that prospectus supplement. The description of the provisions of the preferred stock set forth below and in any applicable prospectus supplement does not purport to be complete and is subject to and qualified in its entirety by reference to our certificate of incorporation and the certificate of designations relating to each series of the preferred stock. The certificate of designations will be filed with the Commission and incorporated by reference in the registration statement of which this prospectus is a part at or prior to the time of the issuance of each new series of preferred stock.

The preferred stock may be issued from time to time by our board of directors as shares of one or more classes or series. Subject to the provisions of our certificate of incorporation and limitations prescribed by law, our board of directors is expressly authorized to adopt resolutions to issue the shares, to fix the number of shares, to change the number of shares constituting any series and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any class or series of the preferred stock, in each case without any action or vote by the holders of common stock.

The issuance of shares of preferred stock, or the issuance of rights to purchase shares of preferred stock, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holders to block such a transaction; or the issuance might facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under some circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although our board of directors is required to make any determination to issue preferred stock based on its judgment as to the best interests of our stockholders, the board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some or a majority of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of the stock. The board of directors does not currently intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or the rules of any market on which our securities are traded.

The preferred stock shall have the dividend, liquidation, redemption and voting rights set forth in a prospectus supplement relating to the particular series of the preferred stock. Reference is made to the prospectus supplement relating to the particular series of the preferred stock offered by the prospectus supplement for specific terms, including:

•	the designation and stated value per share of such preferred stock and the number of shares offered;

•	the amount of liquidation preference per share;

•	the initial public offering price at which the preferred stock will be issued;

•	the dividend rate or method of calculation, the dates on which dividends shall be payable, the form of dividend payment and the dates from which dividends shall begin to cumulate, if any;

•	any redemption or sinking fund provisions;

•	any conversion or exchange rights; and

•	any additional voting, dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

The preferred stock will, when issued, be fully paid and nonassessable and new series of preferred stock will not have preemptive rights. The rights of the holders of each series of the preferred stock will be subordinate to the rights of our general creditors.

Certain Anti-Takeover Effects of Certain Provisions of the Company’s Amended and Restated Certificate of Incorporation, as amended, Amended and Restated Bylaws, as amended, and the Delaware General Corporation Law

In order to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by our board of directors and to discourage certain types of transactions that may involve an actual or threatened change of control, our Amended and Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws, as amended, include provisions to establish advance notice requirements for nominations for election to the board of directors or proposing matters that can be acted upon by stockholders at stockholder meetings. Further, voting is non-cumulative. The preemptive rights, conversion rights and redemption rights of the holders of our Series C Preferred Stock further discourage such takeover situations.

Additionally, Section 203 of the Delaware General Corporation Law may discourage, delay or prevent a change in control of the Company. We are a Delaware corporation subject to Section 203 of the Delaware General Corporation Law. Under Section 203, certain “business combinations” between a Delaware corporation and an “interested stockholder” are prohibited for a three-year period following the date that such stockholder became an interested stockholder, unless:

•	the business combination or the transaction which resulted in the stockholder becoming an interested stockholder was approved by the board of directors of the corporation before such stockholder became an interested stockholder;

•	upon consummation of the transaction that resulted in such stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (a) by directors who are also officers and (b) by employee stock plans in which the employees do not have a confidential right to tender stock held by the plan in a tender or exchange offer; or

•	the business combination is approved by the board of directors of the corporation and authorized at a meeting, and not by written consent, by two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

The three-year prohibition also does not apply to some business combinations proposed by an interested stockholder following the announcement or notification of an extraordinary transaction involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation’s directors.

Under the Delaware General Corporation Law, the term “business combination” is defined generally to include mergers or consolidations between the corporation or its majority-owned subsidiary and an interested stockholder, transactions with an interested stockholder involving the assets of the corporation or its majority-owned subsidiaries, and transactions that increase an interested stockholder’s percentage ownership of stock. The term “interested stockholder” is defined generally as those stockholders who become beneficial owners of 15% or more of the corporation’s voting stock, together with the affiliates or associates of that stockholder.

Indemnification of Directors and Officers

Delaware General Corporation Law. We are incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the corporation. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Certificate of Incorporation. Our Amended and Restated Certificate of Incorporation, as amended, provides that a director of RigNet shall not be personally liable to RigNet or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to RigNet or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL or (4) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of RigNet, in addition to the limitation on personal liability described above, shall be limited to the fullest extent permitted by the amended DGCL. Additionally, the Amended and Restated Certificate of Incorporation, as amended, provides that RigNet will indemnify its officers and directors to the fullest extent permitted by the DGCL.

Bylaws. Our Amended and Restated Bylaws, as amended, generally provide for indemnification, to the fullest extent authorized by the DGCL, of its officers and directors and persons serving at the request of RigNet in such capacities for other business organizations against all expenses (including attorneys’ fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by reason of his position with RigNet or such other business organizations. In addition, the Amended and Restated Bylaws, as amended, provide that RigNet may, by action of its board of directors, provide indemnification to employees and agents of RigNet, individually or as a group, to such extent as, and in the manner that, the board of directors in its discretion at any time or from time to time authorize.

Insurance; Indemnification Agreements. The Company maintains directors’ and officers’ liability insurance which provides for payment, on behalf of the directors and officers of the Company and its subsidiaries, of certain losses of such persons (other than matters uninsurable under law) arising from claims, including claims arising under the Securities Act, for acts or omissions by such persons while acting as directors or officers of the Company and/or its subsidiaries, as the case may be.

The Company has entered into indemnification agreements with its directors and certain of its officers. Generally, such agreements provide that the Company shall indemnify each such officer and director to the fullest extent permitted by law if such officer or director is a party to or threatened to be made a party to any proceeding (including a proceeding by or in the right of the Company to procure a judgment in its favor) against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such officer or director in connection with the proceeding if the officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and, in a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. Additionally, the Company has entered into employment agreements with certain executive officers that provide the executive officer with indemnification and advancement of expenses to the fullest extent permitted by law, unless the executive has been grossly negligent or willfully engaged in misconduct in the performance or nonperformance of his duties that is the basis for such claim. The executive is also not entitled to any indemnity or defense from use for any claims brought by the executive against the Company or for claims brought by the Company against that executive.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is Broadridge.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our senior debt securities, subordinated debt securities, common stock or preferred stock. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. In addition to this summary, you should refer to the warrant agreement, including the forms of warrant certificate representing the warrants, relating to the specific warrants being offered for the complete terms of the warrant agreement and the warrants. That warrant agreement, together with the terms of warrant certificate and warrants, will be filed with the SEC in connection with the offering of the specific warrants.

The applicable prospectus supplement will describe the terms of any series of warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies, in which the price of such warrants will be payable;

•	the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which and the currency or currencies in which the securities or other rights purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	the minimum or maximum amount of such warrants which may be exercised at any one time;

•	the anti-dilution provisions of such warrants;

•	the redemption or call provisions of such warrants;

•	provisions regarding changes to or adjustments in the exercise price;

•	the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	a discussion of any material United States federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Until they exercise their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon exercise, and will not be entitled to:

•	receive payments of principal of (or premium, if any, on) or interest, if any, on any debt securities purchasable upon exercise;

•	receive dividend payments, if any, with respect to any underlying securities; or

•	exercise the voting rights of any common stock or preferred stock purchasable upon exercise.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more of the following: senior debt securities, subordinated debt securities, shares of common stock or preferred stock, warrants or any combination of such securities.

The applicable prospectus supplement will describe:

•	the terms of the units and of any of our senior debt securities, subordinated debt securities, common shares, preferred shares or warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the material terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

•	if applicable, a discussion of any material United States federal income tax considerations.

LEGAL MATTERS

In connection with particular offerings of our securities in the future, and if stated in the applicable prospectus supplement, the validity of those securities may be passed upon for us by Norton Rose Fulbright US LLP, Houston, Texas, and for any underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K and the effectiveness of RigNet, Inc. and subsidiaries’ internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses (other than underwriting discounts and commissions) to be incurred by the Company in connection with the issuance and distribution of the securities registered under this registration statement.

SEC registration fee	$32,925
Printing expenses	$50,000	*
Legal fees and expenses	$100,000	*
Accounting fees and expenses	$100,000	*
Miscellaneous expenses	$30,000	*
Total	$312,925	*

*	Estimated solely for the purposes of this Item. Actual expenses may be more or less, depending on the nature of the offering and the type of security.

Item 15.	Indemnification of Directors and Officers.

The discussion under the heading “Description of Capital Stock and Indemnification of Directors and Officers—Indemnification of Directors and Officers” in the prospectus is incorporated by reference herein in its entirety.

Item 16.	Exhibits.

The exhibits listed in the Exhibit Index are filed as part of this registration statement.

Exhibit Number	Description
**1.1	Form of Underwriting Agreement.

3.1	Amended and Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 8, 2016).

3.2	Amendment to Amended and Restated Certificate of Incorporation, effective May 18, 2016 (incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 8, 2016).

3.3	Amended and Restated Bylaws, as amended (incorporated by reference to Exhibit 3.3 to the Company’s to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 8, 2016).

3.4	Amendment to the Amended and Restated Bylaws, effective May 18, 2016 (incorporated by reference to Exhibit 3.1 to the Company’s to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 24, 2016).

4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1/A filed with the Securities and Exchange Commission on November 29, 2010 (Registration No. 333-169723)).

**4.2	Certificate of Designation, Rights and Preferences of the Preferred Stock.

*4.3	Form of Senior Indenture of RigNet, Inc.

*4.4	Form of Subordinated Indenture of RigNet, Inc.

Exhibit Number	Description
**4.5	Form of Senior Note.

**4.6	Form of Subordinated Note.

**4.7	Form of Warrant Agreement.

**4.8	Form of Warrant Certificate.

*5.1	Opinion of Norton Rose Fulbright US LLP.

*12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges and Ratio of Earnings to Combined Fixed Charges and Preference Dividends.

*23.1	Consent of Deloitte & Touche LLP.

*23.2	Consent of Norton Rose Fulbright US LLP (included in Exhibit 5.1).

*24.1	Powers of Attorney (included in signature pages).

**25.1	Form T-1 Statement of Eligibility of Trustee for the Indentures.

*	Filed herewith.
**	To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K or other SEC filing in connection with an offering of securities.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that:

(A) paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement; and

(B) paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the registration statement is on Form S-1, Form S-3, Form SF-3 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or, as to a registration statement on Form S-3, Form SF-3 or Form F-3, is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(C) Provided further, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form SF-1 or Form SF-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statements; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) If the securities to be offered pursuant to this prospectus are to be offered to existing security holders pursuant to warrants or rights and any securities not taken by security holders are to be reoffered to the public, the undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(i) The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(j) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 10, 2017.

RigNet, Inc.

By:	/s/ Steven E. Pickett
Steven E. Pickett
Chief Executive Officer and President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven E. Pickett, Charles E. Schneider and William D. Sutton, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including any and all post-effective amendments) to this registration statement on Form S-3 and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Steven E. Pickett Steven E. Pickett	Chief Executive Officer and President (principal executive officer) and Director	May 10, 2017

/s/ Charles E. Schneider Charles E. Schneider	Senior Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)	May 10, 2017

/s/ James H. Browning James H. Browning	Chairman of the Board	May 10, 2017

/s/ Kevin J. O’Hara Kevin J. O’Hara	Director	May 10, 2017

/s/ Mattia Caprioli Mattia Caprioli	Director	May 10, 2017

/s/ Charles L. Davis, IV Charles L. Davis, IV	Director	May 10, 2017

Signature	Title	Date
/s/ Ditlef de Vibe Ditlef de Vibe	Director	May 10, 2017

/s/ Kevin Mulloy Kevin Mulloy	Director	May 10, 2017

/s/ Keith Olsen Keith Olsen	Director	May 10, 2017

/s/ Brent K. Whittington Brent K. Whittington	Director	May 10, 2017

INDEX TO EXHIBITS

Exhibit Number	Description
**1.1	Form of Underwriting Agreement.

3.1	Amended and Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 8, 2016).

3.2	Amendment to Amended and Restated Certificate of Incorporation, effective May 18, 2016 (incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 8, 2016).

3.3	Amended and Restated Bylaws, as amended (incorporated by reference to Exhibit 3.3 to the Company’s to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 8, 2016).

3.4	Amendment to the Amended and Restated Bylaws, effective May 18, 2016 (incorporated by reference to Exhibit 3.1 to the Company’s to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 24, 2016).

4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1/A filed with the Securities and Exchange Commission on November 29, 2010 (Registration No. 333-169723)).

**4.2	Certificate of Designation, Rights and Preferences of the Preferred Stock.

*4.3	Form of Senior Indenture of RigNet, Inc.

*4.4	Form of Subordinated Indenture of RigNet, Inc.

**4.5	Form of Senior Note.

**4.6	Form of Subordinated Note.

**4.7	Form of Warrant Agreement.

**4.8	Form of Warrant Certificate.

*5.1	Opinion of Norton Rose Fulbright US LLP.

*12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges and Ratio of Earnings to Combined Fixed Charges and Preference Dividends.

*23.1	Consent of Deloitte & Touche LLP.

*23.2	Consent of Norton Rose Fulbright US LLP (included in Exhibit 5.1).

*24.1	Powers of Attorney (included in signature pages).

**25.1	Form T-1 Statement of Eligibility of Trustee for the Indentures.

*	Filed herewith.
**	To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K or other SEC filing in connection with an offering of securities.